Exhibit 5.2

Ortoli | Rosenstadt LLP	366 Madison Avenue 3rd Floor New York, NY 10017 tel: (212) 588-0022 fax: (212) 826-9307

January 28, 2025

GLOBAL MOFY AI LIMITED

No. 102, 1st Floor, No. A12, Xidian Memory Cultural and Creative Town

Gaobeidian Township, Chaoyang District, Beijing

People’s Republic of China, 100000

Ladies and Gentlemen:

We are acting as United States counsel to GLOBAL MOFY AI LIMITED, a company incorporated in the Cayman Islands (the “Company”), in connection with the registration statement on Form F-3 (the “Registration Statement”), including all amendments and supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering by the Company of up to an aggregate of $100,000,000 of securities which may include Class A ordinary shares (“Class A Ordinary Shares”), share purchase contracts (“Share Purchase Contracts”), share purchase units (“Share Purchase Units”), warrants (“Warrants”), debt securities (“Debt Securities”), rights (“Rights”), units (“Units” and, together with the Class A Ordinary Shares, the Share Purchase Contracts, the Share Purchase Units, the Warrants, the Debt Securities, and the Rights, the “Securities”) or any combination of the Securities.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the “Prospectus”) included in the Registration Statement; (iii) the form of senior indenture to be entered into by the Company (the “Senior Indenture”, filed as Exhibit 4.1 to the Registration Statement), (iv) the form of subordinated indenture to be entered into by the Company (the “Subordinated Indenture”, filed as Exhibit 4.2 to the Registration Statement, and together with the Senior Indenture, the “Indentures”), (v) the opinion of Ogier dated January 28, 2025 (filed as Exhibit 5.1 to the Registration Statement), (vi) each document incorporated or deemed to be incorporated by reference into the Registration Statement and (vii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have also assumed, without independent investigation, that (i) the Company Debt Indenture will be duly authorized, executed and delivered by the parties to them in substantially the form filed as an exhibit to the Registration Statement and will be duly qualified under the Trust Indenture Act of 1939, as amended, (ii) each of the Warrant Agreements, the Subscription Rights Agreements and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of Company Warrants, Company Debt Securities or Company Subscription Rights will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Company Debt Indenture, are referred to collectively as the “Operative Agreements”), (iii) each Operative Agreement, when so authorized, executed and delivered, will constitute a legal, valid and binding obligation of the parties thereto (other than the Company), (iv) the Company Warrants, the Company Subscription Rights and any related Operative Agreements will be governed by the laws of the State of New York, (v) in the case of Company Subscription Rights consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the legal, valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, (vi) the Company is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (vii) the Company has all corporate power and authority to execute and deliver, and perform its obligations under, the Operative Agreements, the Company Warrants, the Company Subscription Rights and the Company Debt Securities, (viii) the execution, delivery and performance of the Operative Agreements, the Company Warrants, the Company Subscription Rights and the Company Debt Securities by the Company does not violate any organizational documents of the Company or the laws of its jurisdiction of incorporation and (ix) the execution, delivery and performance of the Operative Agreements, the Company Warrants, the Company Subscription Rights and the Company Debt Securities and issuance of the Company Warrants, the Company Subscription Rights and the Company Debt Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

With respect to the Company Warrants, the Company Subscription Rights and the Company Debt Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Company Warrants, the Company Subscription Rights and the Company Debt Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company, the laws of the State of New York and the Company’s jurisdiction of incorporation and any applicable Operative Agreement, (ii) the Company Warrants, the Company Subscription Rights and the Company Debt Securities will be duly authorized, executed, issued and delivered by the Company, and duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration, and (iii) the Company Warrants, the Company Subscription Rights and the Company Debt Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.

Ortoli | Rosenstadt LLP

GLOBAL MOFY AI LIMITED	January 28, 2025

Subject to the foregoing and the qualifications set forth in the Registration Statement, we are of the opinion that:

1. The Debt Securities, when (i) the Debt Securities have been specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Indentures relating to the Debt Securities has been duly authorized, executed and delivered by the Company, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indentures and authorized by resolutions to be passed by the directors of the Company or an authorized committee thereof authorizing the issue of the Debt Securities (the “Authorizing Resolutions”), (iv) the Debt Securities have been duly executed by the Company and countersigned in accordance with the applicable Indentures and Authorizing Resolutions and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting agreement or other purchase agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. The foregoing opinion is subject, in each case, to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting generally the enforceability of creditors’ rights from time to time in effect and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, including application of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles.

Our opinion is limited to the application of the laws of the State of New York, the Securities Act and the rules and regulations of the SEC promulgated thereunder only, and we express no opinion with respect to the applicability of other federal laws, the laws of other countries, the laws of any state of the United States or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any federal securities laws except as specifically set forth herein. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, any court. It is possible that contrary positions may be asserted and that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Ortoli Rosenstadt LLP

Ortoli Rosenstadt LLP